EXHIBIT 99.1

ANSYS, Inc. Reports Record Revenue & Operating Cash Flows for the Fourth Quarter and Fiscal Year 2014

ANNOUNCES ANNUAL MEETING OF STOCKHOLDERS AND SETS RECORD DATE

Board of Directors Again Increases the Authorized Share Repurchase Program to Five Million Shares
Management Provides Initial Q1 2015 Outlook - Updates FY 2015 Outlook Solely for Changes in Currency

Highlights

  Fourth quarter GAAP revenue of $254.4 million and non-GAAP revenue of $255.5 million
  Fiscal year 2014 GAAP revenue of $936.0 million and non-GAAP revenue of $941.4 million
  Fourth quarter GAAP diluted EPS of $0.74 and non-GAAP diluted EPS of $0.92
  Fiscal year 2014 GAAP diluted EPS of $2.70 and non-GAAP diluted EPS of $3.43
  Operating cash flows of $92.3 million for the fourth quarter and $385.3 million for fiscal year 2014
  Fourth quarter and fiscal year 2014 GAAP operating profit margins of 37.0% and 37.1%, respectively, and non-GAAP operating profit margins of 47.0% and 48.0%, respectively
  Deferred revenue and backlog of $468.3 million at December 31, 2014
  Repurchase of 1.5 million shares in the fourth quarter and 3.0 million shares in FY 2014
  Annual Meeting of Stockholders on May 14, 2015 with a record date of March 18, 2015

PITTSBURGH, Pa., Feb. 26, 2015 (GLOBE NEWSWIRE) -- ANSYS, Inc. (Nasdaq:ANSS) today reported fourth quarter and FY 2014 revenue growth (both GAAP and non-GAAP) of 12% and 10%, respectively, in constant currency. The Company also reported non-GAAP earnings per share of $0.92 for the quarter and $3.43 for the year, and GAAP earnings per share of $0.74 and $2.70 for the quarter and the year, respectively. For comparative purposes, the fourth quarter of 2013 earnings per share included a one-time, $0.12 tax benefit. Recurring revenue, which is comprised of lease license and annual maintenance revenue, totaled 66% of non-GAAP revenue for the fourth quarter and 71% for the year.

Commenting on the Company's fourth quarter and fiscal year 2014 performance, Jim Cashman, ANSYS president & CEO, stated, "We had a very strong finish to the year, achieving record revenue and earnings, both of which surpassed the high end of our expectations. Most importantly, we delivered double digit revenue growth in constant currency for the quarter. We also reached an historic milestone for the Company in 2014, surpassing $1 billion in total sales bookings, which contributed to record cash flows that increased 16% over FY 2013. We closed the year with a total deferred revenue and backlog balance of $468 million, an increase of 14% over 2013. The focus on sales execution initiatives and the investments that we started back in 2013, including improving our go-to-market strategies, drove our strong financial results for 2014. We achieved widespread success across our three major geographies, with the U.S., Japan and Germany all delivering double-digit GAAP and non-GAAP revenue growth in constant currency in Q4. We also continued to return capital to our stockholders through the repurchase of 1.5 million shares in the fourth quarter, and recently achieved the $200 million near-term share repurchase goal that we announced in our last earnings press release."

Cashman further stated, "In January 2015 we released ANSYS® 16.0 - the world's most advanced simulation software. With major enhancements to our entire portfolio, including structures, fluids, electronics and systems engineering solutions, the ANSYS platform provides our customers with scalability, ease of use and flexibility through customization and cloud-enabled applications. We also recently implemented our new Elite Channel Partner program, refocusing on this important component of our sales and support model, while at the same time expanding our direct global sales force. We believe that we are very well positioned as we enter 2015."

The ANSYS Annual Meeting of Stockholders will be held on Thursday, May 14, 2015 at 250 Technology Drive, Canonsburg, Pennsylvania. The Company has fixed the close of business on March 18, 2015 as the record date for determining whether stockholders are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

ANSYS' fourth quarter and 2014 financial results are presented below. The 2014 and 2013 non-GAAP results exclude the income statement effects of acquisition accounting adjustments to deferred revenue, as well as the impact of stock-based compensation, acquisition-related amortization of intangible assets and transaction costs related to acquisitions.

	GAAP			Non-GAAP
(in millions, except EPS and %'s)	Q4 2014	Q4 2013	% Change	Q4 2014	Q4 2013	% Change

Revenue	$ 254.4	$ 236.0	8%	$ 255.5	$ 236.7	8%
Net income	$ 69.6	$ 75.9*	(8%)	$ 86.3	$ 91.6*	(6%)
Earnings per share	$ 0.74	$ 0.80*	(8%)	$ 0.92	$ 0.96*	(4%)
Operating profit margin	37.0%	39.1%		47.0%	49.0%
Operating cash flow	$ 92.3	$ 85.0	9%

	GAAP			Non-GAAP
	YTD 2014	YTD 2013	% Change	YTD 2014	YTD 2013	% Change

Revenue	$ 936.0	$ 861.3	9%	$ 941.4	$ 865.9	9%
Net income	$ 254.7	$ 245.3*	4%	$ 323.4	$ 311.5*	4%
Earnings per share	$ 2.70	$ 2.58*	5%	$ 3.43	$ 3.27*	5%
Operating profit margin	37.1%	37.4%		48.0%	48.9%
Operating cash flow	$ 385.3	$ 333.0	16%

*The Company's 2013 fourth quarter and fiscal year GAAP and non-GAAP results include approximately $11.0 million of incremental tax benefits, or $0.12 per diluted share, related to the notification from the Internal Revenue Service that the Joint Committee on Taxation took no exception to the Company's tax returns that were filed for 2009 and 2010, eliminating the uncertainty regarding refund claims filed in connection with these returns.

The Company's GAAP results reflect stock-based compensation charges of approximately $9.3 million ($6.1 million after tax) or $0.06 diluted earnings per share for the fourth quarter of 2014 and approximately $36.9 million ($25.9 million after tax) or $0.28 diluted earnings per share for fiscal year 2014.

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2015 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures for the three and twelve months ended December 31, 2014 and 2013, and for the 2015 financial outlook, are included in the condensed financial information included in this release.

Information Regarding Increased Share Repurchase Authorization

In November 2014, the Company's Board of Directors increased the authorization for the repurchase of shares from the remaining 1.6 million shares under its then existing authorization to 5.0 million shares. The Company also announced that it expected to be more aggressive in its share repurchase activity and set a repurchase target of $200 million over the next two quarters ending March 31, 2015. The Company entered into a Rule 10b5-1 trading plan during the fourth quarter of 2014 to facilitate the execution of the repurchases and achieved the $200 million repurchase goal during January 2015. During fiscal year 2014, the Company repurchased 3.0 million shares, including 1.5 million shares repurchased during the quarter ended December 31, 2014, leaving 3.5 million shares available for repurchase under the existing authorization as of December 31, 2014. As of January 31, 2015, the Company had approximately 2.5 million shares remaining in its authorized program. Today, the Company announced that the Board of Directors has again increased the authorized share repurchase program to 5.0 million shares.

Management's 2015 Financial Outlook

The Company's first quarter and fiscal year 2015 revenue and earnings per share guidance is provided below. The Company last provided its guidance on November 5, 2014. The previously provided fiscal year 2015 guidance has been updated to reflect changes in currency exchange rates. The Company's acquisition of the assets of Newmerical Technologies International did not have a meaningful impact on its guidance. The revenue and earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis. Non-GAAP diluted earnings per share excludes charges for stock-based compensation, the income statement effects of acquisition accounting for deferred revenue, acquisition-related amortization of intangible assets and acquisition-related transaction expenses.

First Quarter 2015 Guidance

The Company currently expects the following for the quarter ending March 31, 2015:

  GAAP revenue in the range of $216.5 - $224.5 million
  Non-GAAP revenue in the range of $217.0 - $225.0 million
  GAAP diluted earnings per share of $0.54 - $0.62
  Non-GAAP diluted earnings per share of $0.74 - $0.79

Fiscal Year 2015 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2015:

  GAAP revenue in the range of $944.8 - $974.8 million
  Non-GAAP revenue in the range of $946.0 - $976.0 million
  GAAP diluted earnings per share of $2.70 - $2.85
  Non-GAAP diluted earnings per share of $3.40 - $3.51

These statements are forward-looking and actual results may differ materially. Non-GAAP diluted earnings per share is a supplemental financial measure and should not be considered as a substitute for, or superior to, diluted earnings per share determined in accordance with GAAP.

Conference Call Information

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on February 26, 2015 to discuss fourth quarter and fiscal year 2014 results. To participate in the live conference call, dial 866-652-5200 (US) or 412-317-6060 (Canada & INT'L). The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for one week by dialing 877-344-7529 (US), 855-669-9658 (CAN) or 412-317-0088 (Int'l) and entering the pass code 10058823. The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://investors.ansys.com.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	December 31, 2014	December 31, 2013
ASSETS:

Cash and short-term investments	$ 788,778	$ 742,986
Accounts receivable, net	101,229	97,845
Goodwill	1,312,182	1,255,704
Other intangibles, net	259,312	291,390
Other assets	312,602	334,457

Total assets	$ 2,774,103	$ 2,722,382

LIABILITIES and STOCKHOLDERS' EQUITY:

Deferred revenue	$ 332,664	$ 309,775
Other liabilities	223,938	276,361
Stockholders' equity	2,217,501	2,136,246

Total liabilities and stockholders' equity	$ 2,774,103	$ 2,722,382

ANSYS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Revenue:
Software licenses	$ 157,619	$ 147,767	$ 564,502	$ 528,944
Maintenance and service	96,756	88,253	371,519	332,316

Total revenue	254,375	236,020	936,021	861,260

Cost of sales:
Software licenses	9,004	8,385	30,607	28,363
Amortization	9,455	9,225	37,653	38,298
Maintenance and service	21,310	20,999	85,126	80,031
Total cost of sales	39,769	38,609	153,386	146,692

Gross profit	214,606	197,411	782,635	714,568

Operating expenses:
Selling, general and administrative	72,374	62,287	246,376	218,907
Research and development	42,170	37,880	165,421	151,439
Amortization	6,014	4,992	23,388	22,359
Total operating expenses	120,558	105,159	435,185	392,705

Operating income	94,048	92,252	347,450	321,863

Interest expense	(201)	(202)	(779)	(1,169)
Interest income	796	710	3,002	2,841
Other expense, net	(762)	(195)	(1,534)	(1,046)

Income before income tax provision	93,881	92,565	348,139	322,489

Income tax provision	24,248	16,636	93,449	77,162

Net income	$ 69,633	$ 75,929	$ 254,690	$ 245,327

Earnings per share – basic:
Basic earnings per share	$ 0.76	$ 0.82	$ 2.77	$ 2.65
Weighted average shares – basic	91,595	92,454	92,067	92,691

Earnings per share – diluted:
Diluted earnings per share	$ 0.74	$ 0.80	$ 2.70	$ 2.58
Weighted average shares – diluted	93,584	95,084	94,194	95,139

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
(in thousands, except percentages and per share data)

	Three Months Ended

	December 31, 2014			December 31, 2013
	As Reported	Adjustments	Non- GAAP Results	As Reported	Adjustments	Non- GAAP Results

Total revenue	$254,375	$ 1,114 (1)	$255,489	$236,020	$ 676 (4)	$236,696
Operating income	94,048	25,973 (2)	120,021	92,252	23,783 (5)	116,035
Operating profit margin	37.0%		47.0%	39.1%		49.0%
Net income	$ 69,633	$16,656 (3)	$ 86,289	$ 75,929	$15,705 (6)	$ 91,634
Earnings per share – diluted:
Diluted earnings per share	$ 0.74		$ 0.92	$ 0.80		$ 0.96
Weighted average shares - diluted	93,584		93,584	95,084		95,084

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2) Amount represents $15.5 million of amortization expense associated with intangible assets acquired in business combinations, $9.3 million of stock-based compensation expense, the $1.1 million adjustment to revenue as reflected in (1) above and $0.1 million of transaction expenses related to business combinations.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $9.3 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(5) Amount represents $14.2 million of amortization expense associated with intangible assets acquired in business combinations, $8.6 million of stock-based compensation expense, the $0.7 million adjustment to revenue as reflected in (4) above and $0.3 million of transaction expenses related to business combinations.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $8.1 million.

Note: The Company's 2013 fourth quarter and fiscal year GAAP and non-GAAP results include approximately $11.0 million of incremental tax benefits, or $0.12 per diluted share, related to the notification from the Internal Revenue Service that the Joint Committee on Taxation took no exception to the Company's tax returns that were filed for 2009 and 2010, eliminating the uncertainty regarding refund claims filed in connection with these returns.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
(in thousands, except percentages and per share data)

	Twelve Months Ended

	December 31, 2014			December 31, 2013
	As Reported	Adjustments	Non- GAAP Results	As Reported	Adjustments	Non- GAAP Results

Total revenue	$936,021	$ 5,421 (1)	$941,442	$861,260	$ 4,632 (4)	$865,892
Operating income	347,450	104,403 (2)	451,853	321,863	101,232 (5)	423,095
Operating profit margin	37.1%		48.0%	37.4%		48.9%
Net income	$254,690	$68,719 (3)	$323,409	$245,327	$66,197 (6)	$311,524
Earnings per share – diluted:
Diluted earnings per share	$ 2.70		$ 3.43	$ 2.58		$ 3.27
Weighted average shares - diluted	94,194		94,194	95,139		95,139

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2) Amount represents $61.0 million of amortization expense associated with intangible assets acquired in business combinations, $36.9 million of stock-based compensation expense, the $5.4 million adjustment to revenue as reflected in (1) above and $1.1 million of transaction expenses related to business combinations.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $35.7 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(5) Amount represents $60.7 million of amortization expense associated with intangible assets acquired in business combinations, $35.3 million of stock-based compensation expense, the $4.6 million adjustment to revenue as reflected in (4) above and $0.6 million of transaction expenses related to business combinations.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $35.0 million.

Note: The Company's 2013 fourth quarter and fiscal year GAAP and non-GAAP results include approximately $11.0 million of incremental tax benefits, or $0.12 per diluted share, related to the notification from the Internal Revenue Service that the Joint Committee on Taxation took no exception to the Company's tax returns that were filed for 2009 and 2010, eliminating the uncertainty regarding refund claims filed in connection with these returns.

ANSYS, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance Quarter Ending March 31, 2015

Earnings Per Share Range – Diluted

U.S. GAAP expectation	$0.54 -- $0.62
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.00 --$0.01
Adjustment to exclude acquisition–related amortization	$0.10 -- $0.11
Adjustment to exclude stock–based compensation	$0.07 -- $0.08

Non-GAAP expectation	$0.74 -- $0.79

ANSYS, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance Year Ending December 31, 2015

Earnings Per Share Range – Diluted

U.S. GAAP expectation	$2.70 -- $2.85
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$.01
Adjustment to exclude acquisition–related amortization	$0.38 -- $0.40
Adjustment to exclude stock–based compensation	$0.27 -- $0.29

Non-GAAP expectation	$3.40 -- $3.51

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support the Company's strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction costs for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its continuing operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure

Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS brings clarity and insight to customers' most complex design challenges through fast, accurate and reliable engineering simulation. Our technology enables organizations ― no matter their industry ― to predict with confidence that their products will thrive in the real world. Customers trust our software to help ensure product integrity and drive business success through innovation. Founded in 1970, ANSYS employs over 2,700 professionals, many of them experts in engineering fields such as finite element analysis, computational fluid dynamics, electronics and electromagnetics, and design optimization. Headquartered south of Pittsburgh, Pennsylvania, U.S.A., ANSYS has more than 75 strategic sales locations throughout the world with a network of channel partners in 40+ countries.

Forward Looking Information

Certain statements contained in this press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the first quarter of 2015 and fiscal year 2015 (both GAAP and non-GAAP to exclude acquisition accounting adjustments to deferred revenue, acquisition-related amortization and stock-based compensation expense and acquisition-related transaction costs); statements about management's views concerning the Company's prospects and outlook for 2015, including statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding the Company's first quarter and beyond visibility, statements regarding ANSYS 16.0 being the worlds most advanced simulation software, statements regarding the ANSYS platform proving our customers with scalability, ease of use and flexibility through customization and cloud-enabled applications, statements regarding our new Elite Channel Partner Program, statements related to the expansion of our global sales force and statements regarding the Company's belief regarding its positioning entering 2015 are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties including, but not limited to, the risk that adverse conditions in the global and domestic markets will significantly affect ANSYS' customers' ability to purchase products from the Company at the same level as prior periods or to pay for the Company's products and services, the risk that declines in the ANSYS' customers' business may lengthen customer sales cycles, the risk of declines in the economy of one or more of ANSYS' primary geographic regions, the risk that ANSYS' revenues and operating results will be adversely affected by changes in currency exchange rates or economic declines in any of the countries in which ANSYS conducts transactions, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, uncertainties regarding customer acceptance of new products including ANSYS® 16.0, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing or shipping new or enhanced products, the risk that enhancements to the Company's products or products acquired in acquisitions may not produce anticipated sales, the risk that the Company may not be able to recruit and retain key executives and technical personnel, the risk that third parties may misappropriate the Company's proprietary technology or develop similar technology independently, the risk of unauthorized access to and distribution of the Company's source code, the risk of difficulties in the relationship with ANSYS' independent regional channel partners, the risk that ANSYS may not achieve the anticipated benefits of its acquisitions or that the integration of the acquired technologies or products with the Company's existing product lines may not be successful, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2014 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries.  All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit www.ansys.com for more information. The ANSYS IR App – now available for download on iTunes and Google Play. ANSYS also has a strong presence on the major social channels. To join the simulation conversation, please visit: www.ansys.com/Social@ANSYS

ANSS-F

CONTACT: Investors:
         Annette Arribas, CTP
         724.820.3700
         annette.arribas@ansys.com

         Media:
         Tom Smithyman
         724.820.4340
         tom.smithyman@ansys.com